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Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement No. 333-103993 of Herbst Gaming, Inc. on Pre-effective Amendment No. 1 to Form S-4 of our report on Anchor Coin Route Operation, a wholly owned carve-out entity of Anchor Gaming (Predecessor Company), as of June 30, 2001 and for the years ended June 30, 2000 and 2001 and for the six-month period ended December 29, 2001, and on Anchor Coin Route Operation, a wholly owned carve-out entity of International Game Technology (Successor Company) as of and for the six-month period ended June 29, 2002, dated October 9, 2002, except for paragraph 1 of Note 12, as to which the date is November 21, 2002, and paragraph 2 of Note 12, as to which the date is January 16, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph referring to certain costs allocated to Anchor Coin Route Operation by its parent company), appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP DELOITTE & TOUCHE LLP

Las Vegas, Nevada May 22, 2003

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  Exhibit 23.2